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                                                                     EXHIBIT 3.1

                             AMENDED AND RESTATED

                           ARTICLES OF INCORPORATION


                                      OF


                             AIRSPAN NETWORKS INC.

                                   ARTICLE 1

                                     NAME

     The name of this corporation is Airspan Networks Inc.

                                   ARTICLE 2

                                   DURATION

     This corporation is organized under the Washington Business Corporation Act (the "Act") and shall have perpetual existence.

                                   ARTICLE 3

                               PURPOSE AND POWERS

     The purpose and powers of this corporation are as follows:

     3.1  To engage in any lawful business.

     3.2 To engage in any and all activities that, in the judgment of the Board of Directors, may at any time be incidental or conducive to the attainment of the foregoing purpose.

     3.3 To exercise any and all powers that a corporation formed under the Act, or any amendment thereto or substitute therefor, is entitled at the time to exercise.

                                   ARTICLE 4

                                 CAPITAL STOCK

     4.1 CLASSES AND SERIES OF STOCK. This corporation is authorized to issue two classes of stock, to be designated, respectively, "Common Stock" and "Convertible Preferred Stock." The total number of shares that this corporation is authorized to issue fifty five million (55,000,000) shares. Fifty million (50,000,000) shares shall be Common Stock, par value $.0003 per share, and five million (5,000,000) shares shall be Convertible Preferred Stock, par value $.0001 per share.

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     4.2  Filings and Effectiveness.  Before this corporation shall issue any
Preferred Shares of any series, Articles of Amendment or Restated Articles of Incorporation, fixing the voting powers designations, preferences, relating to the Preferred Shares of such series, and the number of Preferred Shares of such series authorized by the Board of Directors to be issued shall be filed with the secretary of state in accordance with the Washington Business Corporation Act ("WBCA") and shall become effective without any shareholder action. The Board of Directors is further authorized to increase or decrease (but not below the number of such shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.

     4.3  COMMON STOCK.

          4.3.1 DIVIDEND RIGHTS. The holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of this corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

          4.3.2 LIQUIDATION RIGHTS. Upon the liquidation, dissolution or winding up of this corporation, the assets of this corporation shall be distributed to the holders of the Common Stock of this corporation pro rata based on the number of Shares of Common Stock held by each.

          4.3.3 VOTING RIGHTS. The holder of each share of Voting Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

     4.4 ISSUANCE OF CERTIFICATES. The Board of Directors shall have the authority to issue shares of the capital stock of this corporation and the certificates therefor subject to such transfer restrictions and other limitations as it may deem necessary to promote compliance with applicable federal and state securities laws, and to regulate the transfer thereof in such manner as may be calculated to promote such compliance or to further any other reasonable purpose.

     4.5 CUMULATIVE VOTING. Shareholders of this corporation shall not have the right to cumulate votes for the election of directors.

     4.6 NO PREEMPTIVE RIGHTS; EXCEPTION. No shareholder of this corporation shall have, solely by reason of being a shareholder, any preemptive or preferential right or subscription right to any stock of this corporation or to any obligations convertible into stock of this corporation, or to any warrant or option for the purchase thereof, except to the extent provided by resolution or resolutions of the Board of Directors establishing a series of preferred stock or by written agreement with this corporation

     4.7 QUORUM FOR MEETING OF SHAREHOLDERS. A quorum shall exist at any meeting of shareholders if a majority of the votes entitled to be cast is represented in person or by proxy. In the case of any meeting of shareholders that is adjourned more

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than once because of the failure of a quorum to attend, those who attend the third convening of such meeting, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors, provided that the percentage of shares represented at the third convening of such meeting shall not be less than one-third of the shares entitled to vote.

     4.8 EXECUTION OF CONSENT BY LESS THAN UNANIMOUS CONSENT OF SHAREHOLDERS. To the extent permitted by the Act, the taking of action by shareholders without a meeting by less than unanimous written consent of all shareholders entitled to vote on the action shall be permitted. Notice of the taking of such action shall be given to those shareholders entitled to vote on the action who have not consented in writing (and, if the Act would otherwise require that notice of a meeting of shareholders to consider the action be given to nonvoting shareholders, to all nonvoting shareholders), in writing, describing with reasonable clarity the general nature of the action, and accompanied by the same material that, under the Act, would have been required to be sent to nonconsenting (or nonvoting) shareholders in a notice of meeting at which the action would have been submitted for shareholder action. Such notice shall be either (i) by deposit in the U.S. mail before the action becomes effective, with first-class postage thereon prepaid, correctly addressed to each shareholder entitled thereto at the shareholder's address as it appears on the current record of shareholders of the Corporation; or (ii) by personal delivery, courier service, wire or wireless equipment, telegraphic or other facsimile transmission, or any other electronic means which transmits a facsimile of such communication correctly addressed to each shareholder entitled thereto at the shareholder's physical address, electronic mail address, or facsimile number, as it appears on the current record of shareholders of the Corporation. Notice under clause (i) shall be given at least seventy-two (72) hours, and notice under clause (ii) shall be given at least twenty-four (24) hours before the action becomes effective.

     4.9 CONTRACTS WITH INTERESTED SHAREHOLDERS. Subject to the limitations set forth in RCW 23B.19.040, to the extent applicable:

                    (a) The corporation may enter into contracts and otherwise transact business as vendor, purchaser, lender, borrower, or otherwise with its shareholders and with corporations, associations, firms, and entities in which they are or may be or become interested as directors, officers, shareholders, members, or otherwise.

                    (b) Any such contract or transaction shall not be affected or invalidated or give rise to liability by reason of the shareholder's having an interest in the contract or transaction.

     4.10 RATIFICATION BY SHAREHOLDER VOTE. Subject to the requirements of RCW 23B.08.730 and 23B.19.040, any contract, transaction, or act of the corporation or of any director or officer of the corporation that shall be authorized, approved, or ratified by the affirmative vote of a majority of shares represented at a meeting at which a

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quorum is present shall, insofar as permitted by law, be as valid and as binding as though ratified by every shareholder of the corporation.

     4.11 SHAREHOLDER VOTING ON EXTRAORDINARY ACTIONS. Pursuant to the authority granted under Sections 23B.10.030, 23B.11.030, 23B.12.020, and 23B.14.020 of the
Act, the vote of shareholders of this corporation required in order to approve amendments to the Articles of Incorporation, a plan of merger or share exchange, the sale, lease, exchange, or other disposition of all or substantially all of the property of the corporation not in the usual and regular course of business, or dissolution of the corporation shall be a majority of all of the votes entitled to be cast by each voting group entitled to vote thereon.

                                   ARTICLE 5

                                   DIRECTORS

     5.1 NUMBER OF DIRECTORS. Except as may be provided in these articles of incorporation as amended from time to time, the number of directors of the corporation shall be fixed as provided in the Bylaws and may be changed from time to time by resolution of the Board of Directors.

     5.2 AUTHORITY OF BOARD OF DIRECTORS TO AMEND BYLAWS. Subject to the limitation(s) of RCW 23B.10.210, and subject to the power of the shareholders of the corporation to change or repeal the Bylaws, the Board of Directors is expressly authorized to make, amend, or repeal the Bylaws of the corporation unless the shareholders in amending or repealing a particular bylaw provide expressly that the Board of Directors may not amend or repeal that bylaw.

     5.3 CONTRACTS WITH INTERESTED DIRECTORS. Subject to the limitations set forth in RCW 23B.08.700 through 23B.08.730:

                    (a) The corporation may enter into contracts and otherwise transact business as vendor, purchaser, lender, borrower, or otherwise with its directors and with corporations, associations, firms, and entities in which they are or may be or become interested as directors, officers, shareholders, members, or otherwise.

                    (b) Any such contract or transaction shall not be affected or invalidated or give rise to liability by reason of the director's having an interest in the contract or transaction.

     5.4 INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The capitalized terms in this Section 5.4 shall have the meanings set forth in RCW 23B.08.500.

                    (a) The Corporation shall indemnify and hold harmless each individual who is or was serving as a Director or officer of the Corporation or who, while

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     serving as a Director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any and all Liability incurred with respect to any Proceeding to which the individual is or is threatened to be made a Party because of such service, and shall make advances of reasonable Expenses with respect to such Proceeding, to the fullest extent permitted by law, without regard to the limitations in RCW 23B.08.510 through 23B.08.550; provided that no such indemnity shall indemnify any Director or officer from or on account of (1) acts or omissions of the Director or officer finally adjudged to be intentional misconduct or a knowing violation of law; (2) conduct of the Director or officer finally adjudged to be in violation of RCW 23B.08.310; or (3) any transaction with respect to which it was finally adjudged that such Director or officer personally received a benefit in money, property, or services to which the Director or officer was not legally entitled.

                    (b) The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the Corporation or, who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against Liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify the individual against such Liability under RCW 23B.08.510 or 23B.08.520.

                    (c) If, after the effective date of this Section 5.4, the Act is amended to authorize further indemnification of Directors or officers, then Directors and officers of the Corporation shall be indemnified to the fullest extent permitted by the Act.

                    (d) To the extent permitted by law, the rights to indemnification and advance of reasonable Expenses conferred in this
     Section 5.4 shall not be exclusive of any other right which any individual may have or hereafter acquire under any statute, provision of the Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise. The right to indemnification conferred in this Section 5.4 shall be a contract right upon which each Director or officer shall be presumed to have relied in determining to serve or to continue to serve as such. Any amendment to or repeal of this Section 5.4 shall not adversely affect any right or protection of a Director or officer of the Corporation for or with respect to any acts or omissions of such Director or officer occurring prior to such amendment or repeal.

                    (e) If any provision of this Section 5.4 or any application thereof shall be invalid, unenforceable, or contrary to applicable law, the remainder of this Section 5.4, and the application of such provisions to individuals or circumstances other than those as to which it is held invalid, unenforceable, or contrary to applicable law, shall not be affected thereby.

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     5.5  LIMITATION OF DIRECTORS' LIABILITY. To the fullest extent permitted by the Act, as it exists on the date hereof or may hereafter be amended, a director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for conduct as a director. Any amendment to or repeal of this Section 5.5 shall not adversely affect a director of this corporation with respect to any conduct of such director occurring prior to such amendment or repeal.

                                   ARTICLE 6

                                 OTHER MATTERS

     6.1 REGISTERED AGENT AND OFFICE. The street address of the registered agent of the corporation shall be 701 Fifth Avenue, Suite 5000, Seattle, WA 98154-1065; and the registered agent at that office shall be PTSGE Corp.

     6.2 AMENDMENTS TO ARTICLES OF INCORPORATION. Except as otherwise provided in these Articles, as amended from time to time, the corporation reserves the right to amend, alter, change, or repeal any provisions contained in these Articles in any manner now or hereafter prescribed or permitted by statute. All rights of shareholders of the corporation are subject to this reservation. A shareholder of the corporation does not have a vested property right resulting from any provision of these Articles of Incorporation.

     6.3 CORRECTION OF CLERICAL ERRORS. The corporation shall have authority to correct clerical errors in any documents filed with the Secretary of State of Washington, including these Articles or any amendments hereto, without the necessity of special shareholder approval of such corrections.

     The undersigned has signed these Restated Articles of Incorporation as of November 7, 2001.

                                        /s/ Peter Aronstam
                                        ---------------------------------
                                        Peter Aronstam, Chief
                                        Financial Officer, and
                                        Vice President

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